SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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KANA SOFTWARE, INC.

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April 15, 2003

Dear Stockholders:

You are cordially invited to attend our 2003 annual meeting of stockholders to be held at Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, on May 15, 2003, at 2:00 p.m. Pacific Time. The matters expected to be acted upon at our annual meeting are the election of one Class I director to our Board of Directors, and ratification of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003. Each of these proposals is described in detail in the accompanying notice of annual meeting of stockholders and proxy statement.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend our annual meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to our meeting so that your shares will be represented at our meeting. Returning the proxy does not deprive you of your right to attend our meeting and to vote your shares in person.

We hope to see you at our annual meeting.

Sincerely,

Chuck Bay
Chief Executive Officer

This proxy statement is dated April 15, 2003, and was first mailed to KANA stockholders on or about April 15, 2003.

KANA SOFTWARE, INC.

181 CONSTITUTION DRIVE

MENLO PARK, CALIFORNIA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Kana Software, Inc. ("KANA") will be held at Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, on May 15, 2003, at 2:00 p.m., Pacific Time.

At our annual meeting, you will be asked to consider and vote upon the following matters:

1.  The election of one Class I director of KANA, to serve until our 2006 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation, death or removal. Our Board of Directors intends to present Massood Zarrabian as its nominee for election as our Class I director.

2.  A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year 2003.

3.  To transact such other business as may properly come before our annual meeting or any adjournment of our meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on March 28, 2003 are entitled to notice of and to vote at our annual meeting or any adjournment of our meeting.

By Order of the Board of Directors

Chuck Bay
Chief Executive Officer

Menlo Park, California

April 15, 2003

WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT OUR MEETING.

KANA SOFTWARE, INC.

181 CONSTITUTION DRIVE

MENLO PARK, CALIFORNIA 94025

PROXY STATEMENT

April 15, 2003

The accompanying proxy is solicited on behalf of the Board of Directors of Kana Software, Inc., a Delaware corporation ("KANA"), for use at our annual meeting of stockholders to be held at Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, on May 15, 2003, at 2:00 p.m., Pacific Time. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy were first mailed to stockholders on or about April 15, 2003. Stockholders are encouraged to review the information provided in this proxy statement in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2002, a copy of which also accompanies this proxy statement.

Record Date and Quorum

A quorum is required for our stockholders to conduct business at the annual meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business. Only holders of our common stock of record at the close of business on March 28, 2003, the record date, will be entitled to vote at the annual meeting. A majority of the shares outstanding on this record date will constitute a quorum for the transaction of business at the meeting. At the close of business on the record date, we had 23,002,236 shares of common stock outstanding and entitled to vote, held by approximately 1,326 stockholders of record.

Voting Rights

Only holders of our common stock are entitled to vote and are allowed one vote for each share held as of the record date. Shares may not be voted cumulatively. If stockholders abstain from voting, including brokers holding their customers' shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals.

If a stockholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker has authority under stock market rules to vote those shares for or against certain "routine" matters, such as all of the proposals to be voted on at our annual meeting. If a broker votes shares that are not voted by its customers for or against a proposal, these shares are considered present and entitled to vote at the annual meeting, will count toward determining whether or not a quorum is present, and the brokers' votes will be taken into account in determining the outcome of all of the proposals.

Although all of the proposals to be voted on at our annual meeting are considered "routine," where a matter is not "routine," a broker generally would not be entitled to vote its customers' unvoted shares. These shares would be considered present but would not be considered entitled to vote on the matter. These shares would count toward determining whether or not a quorum is present. However, these shares would not be taken into account in determining the outcome of any of the proposals.

Required Votes

Proposal 1.    Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at our annual meeting and entitled to vote on the election of directors. This means that the nominee for election to the Board of Directors who receives the greatest number of votes at the meeting will be elected to fill the open seat.

Proposal 2.    Ratification of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ended December 31, 2003 requires the affirmative vote of the majority of shares present in person or represented by proxy at our annual meeting that are voted "for", "against" or "abstain" on the proposal.

All votes will be tabulated by the inspector of elections appointed for our annual meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Voting Electronically via the Internet

If your shares are registered in the name of a bank or brokerage you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of the proxy statement with the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form from the bank or brokerage will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the provided self-addressed, postage paid envelope.

Voting of Proxies

The proxy accompanying this proxy statement is solicited on behalf of our Board of Directors for use at our annual meeting. Stockholders are asked to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at our meeting will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the board of the nominee presented by our Board of Directors). We are not aware of any other matters to be brought before our meeting. However, as to any business that may properly come before our meeting, we intend that proxies that are executed and returned prior to our annual meeting will be voted in accordance with the judgment of the persons holding such proxies.

In the event that sufficient votes in favor of the proposals are not received by the date of our annual meeting, the persons named as proxies may propose one or more adjournments of our meeting to permit further solicitation of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at our meeting.

We are paying the expenses of soliciting proxies to be voted at our annual meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, upon their request, we will reimburse such record holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, in person or by telephone.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to the annual meeting, or at the annual meeting prior to the vote to which the proxy relates. A proxy may be revoked by any of the following methods:

  a written instrument delivered to us stating that the proxy is revoked;
  a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the annual meeting; or
  attendance at the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at our annual meeting, you must bring to our meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and that such broker, bank or other nominee is not voting your shares.

PROPOSAL NO. 1-ELECTION OF DIRECTORS

Our Board of Directors presently consists of five members, one of whom is to be elected at our 2003 annual meeting. The director elected at our 2003 annual meeting will hold office until our 2006 annual meeting of stockholders and until his successor is duly elected and qualified, or until such director's earlier resignation, death or removal.

The nominee for election as a Class I director is Massood Zarrabian. Mr. Zarrabian currently serves as a Class I director of our Board. Shares represented by the accompanying proxy will be voted "for" the election of Mr. Zarrabian unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that Mr. Zarrabian is unable to serve for any reason, the proxies may be voted for such substitute nominee as the proxy holder may determine. Mr. Zarrabian has consented to being named in this proxy statement and to serve if elected. Mr. Zarrabian will be elected by a plurality of the votes of the shares present in person or represented by proxy at our annual meeting and entitled to vote in the election of directors. Should there be more than one nominee for election as director, the nominee who receives the greatest number of votes cast for the election of directors at our meeting, a quorum being present, will become a Class I director at the conclusion of the tabulation of votes.

Nominees and Continuing Directors

The following table sets forth the names of the director nominee and our continuing directors and information about each:

Nominee
Name	Age	Committee Memberships	Principal Occupation	Director Since
Massood Zarrabian	53	Audit	President and Chief Executive Officer, Outstart, Inc.	2001
Continuing Directors
Name	Age	Committee Memberships	Principal Occupation	Director Since
Chuck Bay	45	N/A	Chairman and Chief Executive Officer, KANA	2001
Mark A. Bertelsen	59	Audit	Senior Member, Wilson Sonsini Goodrich & Rosati, Professional Corporation, attorneys at law	2003
Tom Galvin	47	Audit, Compensation	Director of Compensation and Benefits for Intel Corporation	2002
Kevin Harvey	38	Compensation	Managing Member, Benchmark Capital LLC	2001

Board of Directors

Our Board of Directors is divided into three classes as nearly equal in size as possible with staggered three-year terms. The term of office of our Class I directors will next expire at the annual meeting of stockholders to be held in 2006. The terms of office of our Class II directors and Class III directors will expire at the annual meetings of stockholders to be held in 2004 and 2005, respectively. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier resignation or removal. Mr. Zarrabian is a Class I director, Messrs. Galvin and Harvey are Class II directors and Messrs. Bay and Bertelsen are Class III directors.

The Board of Directors met five times in 2002, including telephone conference meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by all committees of the board on which such director served.

Nominees for Election-Class I Director (Term to Expire in 2006)

Massood Zarrabian. Mr. Zarrabian served as a member of the Board of Directors of Broadbase since it acquired Servicesoft, Inc. in December 2000, and joined our Board of Directors upon the merger with Broadbase in June 2001. Mr. Zarrabian is currently the President and Chief Executive Officer of Outstart, Inc. He formerly served as President, E-Service Division for Broadbase from December 2000 through his departure in April 2001. From July 1999 to December 2000, Mr. Zarrabian was Chief Executive Officer and President of Servicesoft, Inc. Prior to Servicesoft, Mr. Zarrabian served as the Vice President Development Operations at Lewtan Technologies Inc. Before joining Lewtan, he held the position of Chief Operating Officer at Cayenne Software, Inc. Mr. Zarrabian has also held a number of executive management positions at Bachman Information Systems and Computervision Corporation. Mr. Zarrabian holds a B.S. in Civil Engineering from the Massachusetts Institute of Technology.

Continuing Class II Directors (Term to Expire in 2004)

Tom Galvin. Mr. Galvin joined the Board of Directors in December 2002. Mr. Galvin is currently Director of Compensation and Benefits for Intel Corporation. Employed with Intel since 1979, he has served the company in Finance, Business Development, Marketing, and Human Resources. In Finance, he last served as Controller for Worldwide Sales, Marketing, and Advertising, with financial responsibility for Intel's brand investments including the Intel Inside® program. Immediately prior to managing the company's Compensation and Benefits group, Mr. Galvin was director of Market Development for Intel's consumer software programs in support of the Pentium® brand family of microprocessors. Mr. Galvin holds a B.S. in Mathematics and Economics from Miami University (Ohio), and a M.B.A. from the Kellogg School of Management at Northwestern University.

Kevin Harvey. Mr. Harvey served as a member of the Board of Directors of Broadbase from January 1996, and joined our Board of Directors upon the merger with Broadbase in June 2001. Mr. Harvey has been a general partner of Benchmark Capital, a venture capital firm, since it was founded in May 1995. Mr. Harvey is also a director of several privately held companies. Mr. Harvey holds a B.S. degree in electrical engineering from Rice University.

Continuing Class III Directors (Term to Expire in 2005)

Chuck Bay. Mr. Bay has been our Chief Executive Officer and a member of the Board of Directors since the merger with Broadbase in June 2001, and was our President until March 2003. In addition, Mr. Bay has served as the Chairman of the Board since April 2003. Mr. Bay was formerly Chief Executive Officer of Broadbase, which he joined as Chief Financial Officer and General Counsel in January 1998. Mr. Bay also served as Executive Vice President of Operations of Broadbase. From July 1997 to January 1998, Mr. Bay served as Chief Financial Officer and General Counsel for Reasoning, Inc., a software company. From January 1995 to August 1997, Mr. Bay served as Chief Financial Officer and General Counsel, for Pure Atria Software, Inc., a software company. From April 1994 to January 1995, Mr. Bay served as President and Chief Financial Officer of Software Alliance Corporation, a software company. Mr. Bay holds a B.S. degree in Business Administration from Illinois State University and a J.D. degree from the University of Illinois.

Mark A. Bertelsen. Mr. Bertelsen joined our Board of Directors in March 2003. Mr. Bertelsen joined the law firm of Wilson Sonsini Goodrich & Rosati in January 1972 and became a member of the firm in January 1977. Wilson Sonsini Goodrich & Rosati does not serve as KANA's legal counsel. Mr. Bertelsen is also a member of the Boards of Directors of Autodesk, Inc., a design software company, and Informatica Corporation, a data management software company. Mr. Bertelsen holds a B.A. degree in political science from the University of California, Santa Barbara, and a J.D. degree from the University of California, Berkeley.

Committees of the Board of Directors

Audit Committee.    The current members of our Audit Committee are Messrs. Bertelsen, Galvin and Zarrabian. We believe that each of the members of the Audit Committee meets the financial literacy standards, and that Messrs. Bertelsen and Galvin meet the independence standards, required by The Nasdaq Stock Market's Marketplace Rules. Mr. Zarrabian served as an executive officer of Broadbase until April 2001, but is no longer an employee of KANA or any of its affiliates (or a family member of any such employee). Notwithstanding this prior relationship, pursuant to the Nasdaq rules, the Board of Directors has determined that Mr. Zarrabian's membership on the Audit Committee is in the best interests of KANA and its stockholders.

Our Audit Committee reviews and monitors our financial statements and accounting practices, makes recommendations to our Board of Directors regarding the selection of independent accountants and reviews the results and scope of the audit and other services provided by our independent accountants. The Audit Committee met seven times during 2002.

Compensation Committee.   The current members of our Compensation Committee are Messrs. Galvin and Harvey. The Compensation Committee determines the compensation of our Chief Executive Officer, reviews and approves all other executive officers' compensation (including salary and payments under the annual executive bonus plans), in each case based in part upon the recommendation of the Chief Executive Officer, and makes recommendations to our Board of Directors concerning equity incentive compensation for our officers and employees. The Compensation Committee also administers our 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and our Broadbase Software 1999 Employee Stock Purchase Plan and 1999 Equity Incentive Plan. Certain of our officers, our outside counsel and consultants may occasionally attend the meetings of the Compensation Committee. However, no officer of KANA is present during discussions or deliberations regarding that officer's own compensation. The Compensation Committee met twice during 2002.

Director Compensation

Except as set forth below, we currently do not compensate any non-employee member of the Board of Directors. Directors who are also our employees do not receive additional compensation for serving as directors.

Non-employee directors are eligible to receive discretionary option grants and stock issuances under the 1999 Stock Incentive Plan. In February 2002, Mr. Frick, a former director of KANA, and Mr. Harvey were each granted an option to purchase 100,000 shares of common stock, with exercise prices of $11.45 per share. In September 2002, Mr. Zarrabian was granted an option to purchase 100,000 shares at $1.15 per share. In December 2002, Mr. Galvin was granted an option to purchase 100,000 shares at $2.10 per share. In January 2003, James C. Wood, a former director of KANA, was granted an option to purchase 100,000 shares at $3.51 per share. In April 2003, Mr. Bertelsen was granted an option to purchase 100,000 shares of common stock, with an exercise price of $4.46 per share. All of these options were granted under our 1999 Stock Incentive Plan, and each of such options vests and becomes exercisable each month, for as long as the individual is serving as a director to KANA, as to 1/48th of the total shares granted. In the event of a change in control of at least 50% of the voting stock of KANA in conjunction with an involuntary termination of the optionee's service to the KANA (and/or its successor) as a director, then the remaining unvested shares will immediately vest.

In addition, under the 1999 Stock Incentive Plan, each new non-employee director receives an automatic option grant for 4,000 shares upon his or her initial appointment or election to the board, and continuing non-employee directors receive an automatic option grant for 1,000 shares on the date of each annual meeting of stockholders.

The Board of Directors recommends a vote for the election of the nominated director.

PROPOSAL NO. 2-RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

Our Board of Directors has selected PricewaterhouseCoopers LLP as KANA's independent accountants to perform the audit of our financial statements for 2003, and our stockholders are being asked to ratify this selection. Representatives of PricewaterhouseCoopers LLP will be present at our annual meeting, will have the opportunity to make a statement at our meeting if they wish, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote for the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants.

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before our annual meeting, and we are not aware of any matters to be brought before our meeting except as specified in the notice of our meeting. As to any business that may properly come before our meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

RELATIONSHIP WITH OUR INDEPENDENT ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP has served as our independent accountants since March 2000 and was our independent accountants for the fiscal year ended December 31, 2002. As above, the Board of Directors has recommended PricewaterhouseCoopers LLP to serve as our independent accountants for the fiscal year ending December 31, 2003.

Services performed by PricewaterhouseCoopers for fiscal 2002 consisted of the examination of KANA's financial statements and services related to filings with the Securities and Exchange Commission (SEC), and tax compliance services.

Fiscal 2002 Audit Firm Fee Summary

During fiscal year 2002, we retained our principal independent accountants, PricewaterhouseCoopers, to provide services in the following categories and amounts:

Audit Fees	$335,000
Financial Information Systems Design and Implementation	-
All Other Fees:
Tax Compliance	127,000
Tax Consulting	128,000
Review of Form S-3 filings	44,000

Total Fees	$634,000

Our Audit Committee considers at least annually whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining auditor independence. Beginning in October 2002, all non-audit services are approved in advance by the Audit Committee.

Report of the Audit Committee

The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The Audit Committee's purpose is to assist the Board of Directors in its oversight of KANA's financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent" as required by applicable listing standards of the Nasdaq National Market, except with respect to one member of the Committee to the extent permitted by Nasdaq (please see "Committees of the Board of Directors" on page 5 of this proxy statement). The Committee operates pursuant to a charter, a copy of which is attached as Appendix A to this proxy statement, which, as amended, has been most recently approved by the Board of Directors in April 2002. The Committee meets with KANA's management and with our independent accountants, with and without management present, to discuss the scope and plans for their audit, the results of their examinations, their evaluations of KANA's internal controls and the overall quality of KANA's financial reporting. The Committee held seven meetings during 2002.

In performing its oversight role during the period since its last report, the Committee considered and discussed KANA's audited financial statements with management and our independent accountants. The Committee also discussed with KANA's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining their independence as KANA's auditors, and has discussed with the independent accountants their independence as KANA's auditors. Based on the discussions with management and the independent accountants, the Committee recommended to the Board of Directors that KANA's audited financial statements that were considered and discussed with management and our independent accountants be included in KANA's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The Committee and the Board of Directors also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as KANA's independent accountants for the fiscal year ended December 31, 2003.

Members of the Committee rely on the information provided to them and on the representations made to the Committee by management and KANA's independent accountants without conducting independent verification of the accuracy of such information and representations. Accordingly, the Committee's oversight does not ensure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to above do not ensure that any audit of KANA's financial statements conducted by KANA's internal and independent accountants has been carried out in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles.
AUDIT COMMITTEE:
Tom Galvin, Chairman
Mark Bertelsen, Member
Massood Zarrabian, Member

EXECUTIVE OFFICERS

In addition to the executive officers who are members of the Board of Directors, the following individuals are executive officers of the Company:

Tom Doyle. Mr. Doyle, age 52, has been our Chief Operating Officer since the merger with Broadbase in June 2001, and became our President in March 2003. From 1996 to April 1999, Mr. Doyle served first as Executive Vice President of Sales and then as Chief Operating Officer of Broadbase. Prior to joining Broadbase, Mr. Doyle was Senior Vice President of Worldwide Sales at Reasoning Inc., joining Reasoning in 1996 from Tandem Computers where he was Director of North American Sales Operations. At Tandem, he held numerous sales and sales management positions in Houston, Texas, Atlanta, Georgia and Cupertino, California. Before joining Tandem, Mr. Doyle participated in the start-up operations and initial channel development with Fortune Systems. Mr. Doyle serves on the board of directors of Privia, Inc. Mr. Doyle obtained his B.S. in Finance from the University of Missouri.

John Huyett. Mr. Huyett, age 49, has been our Executive Vice President and Chief Financial Officer since June 2002. Previously, Mr. Huyett served as President and Chief Executive Officer of Clickmarks, Inc. from August 2000 through March 2002. From March 1998 to July 2000 Mr. Huyett was Chief Financial Officer and subsequently Chief Executive Officer at Magellan Corporation. Before joining Magellan, Mr. Huyett was Chief Financial Officer, Treasurer and VP of Financial and Administrative Services at Avant!. Previously, Mr. Huyett was a partner at KPMG where he was in charge of KPMG's high technology practice in the Carolinas. Mr. Huyett obtained his B. S. degree in Business Administration from the University of North Carolina at Chapel Hill.

Chris Maeda. Dr. Maeda, age 36, has been our Chief Technology Officer since the merger with Broadbase in June 2001, where he served as Chief Technology Officer after joining Broadbase as Executive Vice President of Engineering. Dr. Maeda was co-founder of Rubric and served as Rubric's Chief Technology Officer from March 1997 to January 2000. Rubric was acquired by Broadbase in February of 2000. From May 1995 to February 1997, Dr. Maeda held various positions at the Xerox Palo Alto Research Center. Dr. Maeda holds a B.S. degree in computer science from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in Computer Science from Carnegie Mellon University.

Tom Pesut. Mr. Pesut, age 53, has been our Executive Vice President, Worldwide Sales since January 2003. Prior to joining KANA, Mr. Pesut was Senior Vice President Worldwide Sales for Merant from September 2000 to July 2001 where he was responsible for the field operations of the company's three software divisions. From January 1999 to August 2000, he served as Vice President Global Accounts for Equant Network Services. In 1998, Mr. Pesut also served as the President and Chief Operating Officer of Melita International, a supplier of CRM systems. Previously, Mr. Pesut has held various senior management positions, including eight years with Novell serving in positions including General Manager of the Canadian subsidiary, Area Director and Senior Vice President Americas. He began his career at Xerox where he gained his early sales management experience. Mr. Pesut holds a B.A. from Wayne State University.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the beneficial ownership of our common stock as of April 9, 2003, by the following individuals or groups:

  each person or entity who is known by us to own beneficially more than five percent of our outstanding stock;
  each of the Named Executive Officers (those officers and former officers of KANA whose summary compensation information is provided below under "Summary of Cash and Certain Other Compensation for Executive Officers");
  each of our directors; and
  all current directors and executive officers as a group.

Applicable percentage ownership in the following table is based on 23,028,552 shares of common stock outstanding as of April 9, 2003, as adjusted to include options exercisable within 60 days of April 9, 2003 held by the indicated stockholder or stockholders.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o KANA Software, Inc., 181 Constitution Drive, Menlo Park, CA 94025. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
Executive Officers and Directors:
Chuck Bay (1)	455,520	1.9
Tom Doyle (2)	201,997	*
John Huyett (3)	110,482	*
Harold (Bud) Michael (4)	104,931	*
Chris Maeda (5)	116,112	*
Brett White (6)	597	*
Mark Bertelsen (7)	4,316	*
Tom Galvin (8)	10,105	*
Kevin Harvey (9)	1,076,017	4.7
Massood Zarrabian (10)	112,273	*
All current directors and executive officers as a group (9 persons) (11)	2,086,822	8.7
5% Stockholders:
Amerindo Investment Advisors, Inc. (12)	2,547,338	11.1
RS Investment Management Co. LLC (13)	2,026,600	8.8

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* Less than one percent.
  Represents 9,055 shares held by Mr. Bay and options that will be exercisable as to 446,465 shares as of June 8, 2003. Mr. Bay is Chief Executive Officer and Chairman of the Board of KANA.
  Represents 2,237 shares held by Mr. Doyle and options that will be exercisable as to 199,760 shares as of June 8, 2003. Mr. Doyle is the Chief Operating Officer and President of KANA.
  Represents 10,000 shares held by Mr. Huyett and options that will be exercisable as to 100,482 shares as of June 8, 2003. Mr. Huyett is the Chief Financial Officer of KANA.
  Represents 1,821 shares held by Mr. Michael and options that were exercisable as to 103,110 shares as of March 25, 2003, the date of his termination of employment with KANA, which options will remain exercisable until June 25, 2003. Mr. Michael was formerly the Executive Vice President, Products & Marketing of KANA.
  Represents 31,455 shares held by Mr. Maeda and options that will be exercisable as to 84,657 shares as of June 8, 2003. Mr. Maeda is the Chief Technology Officer of KANA.
  Represents 597 shares held by Mr. White. Mr. White was formerly the Chief Financial Officer of KANA.
  Represents 316 shares held by Mr. Bertelsen and 4,000 options that will be exercisable as to shares as of June 8, 2003. Mr. Bertelsen is a director of KANA.
  Represents 105 shares held by Mr. Galvin and options that will be exercisable as to 10,000 shares as of June 8, 2003. Mr. Galvin is a director of KANA.
  Represents 791,138 shares of common stock held by Benchmark Capital Partners, L.P., 107,196 shares held by Benchmark Founders' Fund, L.P., 140,733 shares held by Mr. Harvey, and options that will be exercisable as to 36,950 shares as of June 8, 2003 held by Mr. Harvey. Mr. Harvey, a director of KANA, is a general partner of Benchmark Capital Management Co., LLC, the general partner of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P. Mr. Harvey disclaims beneficial ownership of shares held by Benchmark Capital except to the extent of his pecuniary interest arising from his interest in Benchmark Capital. The address for Mr. Harvey is c/o Benchmark Capital, 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.
  Represents 3,348 shares held by Mr. Zarrabian and options that will be exercisable as to 108,925 shares as of June 8, 2003. Mr. Zarrabian is a director of KANA.
  Represents 1,095,583 shares held and options that will be exercisable as to 991,239 shares as of June 8, 2003.
  The address of Amerindo Investment Advisors, Inc. is One Embarcadero Center, Suite 2300, San Francisco, California 94111.
  The address of RS Investment Management Co. LLC is 388 Market Street, San Francisco, California 94111.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon the copies of Section 16(a) reports which we received from such persons for their 2002 transactions in the common stock and their common stock holdings and written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2002, we believe that our executive officers and the board members filed, on a timely basis, all reports required under Section 16(a) for 2002.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, and the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following report in this document shall not be incorporated by reference in any such filings.

The Compensation Committee acts on behalf of the Board of Directors to establish KANA's general compensation policies for all employees and to determine the compensation for the Chief Executive Officer and reviews and approves compensation for the other executive officers. It also administers KANA's stock plans. Additionally, the Committee is routinely consulted to approve compensation packages for newly-hired executives. The Committee's compensation policy for executive officers is designed to promote continued performance, and to attract, motivate and retain talented executives responsible for the success of KANA.

Executive Compensation.    At the conclusion of each fiscal year the Committee meets with the Chief Executive Officer to consider executive compensation plans for the next fiscal year. The Committee determines the compensation levels for the executive officers by reviewing certain independent information sources as they are available, and from the recommendations of the Chief Executive Officer.

When reviewing with the members of the Committee, the Chief Executive Officer considers individual and corporate performance, levels of experience and responsibility, and competitive pay practices. These factors vary from individual to individual and the Chief Executive Officer does not assign relative weight or priority to any one factor. In addition, the base salaries, incentive compensation and option grants of executive officers are determined in part by the Committee reviewing data on prevailing compensation practices in companies with whom KANA competes for executive talent and by their evaluating this information in connection with KANA's corporate goals. Subject to the limitations regarding available data, the compensation committee compared the compensation of KANA's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation.

KANA's executive officers are paid base salaries in line with their responsibilities and based on the above factors, as determined in the discretion of the Committee. Executive officers are also eligible to receive stock option grants and cash bonuses based on achievement of performance targets established at the beginning of the fiscal year. During fiscal year 2002, the objectives used by KANA as the basis for incentive bonuses were the achievement of quarterly corporate financial goals and success with strategic initiatives.

Long-term equity incentives for KANA's executive officers and non-executive employees are effected through stock option grants under the 1999 Stock Incentive Plan, 1999 Special Stock Option Plan or Broadbase Software, Inc. 1999 Equity Incentive Plan. The Committee believes that equity-based compensation in the form of stock options links the interests of management and employees with those of the stockholders. Substantially all of KANA's full-time non-executive employees participate in either its 1999 Stock Incentive Plan or its Broadbase Software, Inc. 1999 Equity Incentive Plan. The number of shares subject to each stock option granted to executive officers is within the discretion of the Committee and is based on each executive's position within KANA, past performance, anticipated future contributions, and prior option grants. Further, the Committee generally does not consider whether an executive has exercised previously granted options. During 2002, executive officers received options to purchase 1,316,772 shares of common stock.

Each grant allows the executive officer to acquire shares of KANA's common stock at a fixed price per share (the market price on the grant date) in installments generally over a four-year period. The option grants will provide a return only if the market price of KANA's stock appreciates over the option term. As of April 9, 2003, executive officers of KANA owned an aggregate of 52,747 shares of common stock (including restricted shares) and had the right to acquire an additional 831,364 shares of common stock upon the exercise of employee stock options that are exercisable within sixty days of April 9, 2003. These interests, exclusive of other outstanding options, represented in the aggregate 3.7% of KANA's outstanding capital stock on April 9, 2003. KANA intends to continue its strategy of encouraging its executive officers to become stockholders.

CEO Compensation.  The annual base salary for the Chief Executive Officer of KANA is reviewed and approved annually by the Committee. In setting Mr. Bay's compensation for 2002, the Committee considered KANA's financial performance for the prior fiscal year, KANA's market capitalization, and data regarding pay practices of comparable companies obtained from proxy statements and other sources, in addition to Mr. Bay's individual performance and continuing contributions to KANA. At Mr. Bay's request, as part of KANA's company-wide costs-savings initiative, including pay reductions for most of KANA's employees, implemented in 2001 and 2002, Mr. Bay's total salary for 2002 was reduced to $129,196 from the $205,000 annual salary set by the Committee for the year. The Committee also awarded Mr. Bay a bonus of $100,000 for 2002, which was based on KANA's financial and strategic performance in 2002.

In May 2002, the Committee granted Mr. Bay an option to purchase 6,625 shares of common stock vesting over four years. In granting this option, the committee reviewed Mr. Bay's existing outstanding options, the number of shares common stock Mr. Bay already owned, and KANA's performance in 2002. The committee reviewed this information again in August 2002 and granted Mr. Bay another option to purchase 550,000 shares of common stock, also vesting over four years.

Tax Policy.  Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. KANA has generally endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

The Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and policies described above, a significant portion of KANA's executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of KANA. The Committee remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of KANA's business may result in highly variable compensation for a particular time period. Moreover, the Committee believes that KANA's flexibility in implementing its compensation philosophy in 2002 has played a substantial part in enabling it to attract and retain KANA's key executives. The Committee believes that long-term stockholder value was enhanced by the corporate and individual performance achievements of KANA's executives.
COMPENSATION COMMITTEE:
Kevin Harvey, Chairman
Tom Galvin, Member

Compensation Committee Interlocks and Insider Participation

During 2002, our Compensation Committee consisted of Robert W. Frick and Mr. Harvey. Mr. Galvin replaced Mr. Frick on the Compensation Committee when Mr. Frick resigned in December 2002. No members of the Compensation Committee were also employees of KANA or its subsidiaries during 2002 or at any time prior to 2002. None of our executive officers serves on the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Summary of Cash and Certain Other Compensation for Executive Officers

Summary Compensation Table.    The following table sets forth certain information concerning compensation earned for 2001 and 2002, by:

  our Chief Executive Officer;
  each of our four other most highly compensated current executive officers whose salary and bonus for 2002 exceeded $100,000; and
  up to two additional individuals who would have been named, but for the fact that the individual was not serving as an executive officer at the end of 2002.

The listed individuals are referred to in this report as the Named Executive Officers. None of the Named Executive Officers were employed by KANA until its merger with Broadbase in June 2001. Accordingly, in each case where we have reported 2001 annual compensation, such compensation reflects only compensation paid since the merger, while the 2002 figure represents a full year of compensation.

The salary figures include amounts the employees invested into our tax-qualified plan pursuant to Section 401(k) of the Internal Revenue Code. However, compensation in the form of perquisites and other personal benefits that constituted less than the lesser of either $50,000 or 10% of the total annual salary and bonus of each of the Named Executive Officers in 2002 is excluded. The option grants reflected in the table below for 2002 were made under our 1999 Stock Incentive Plan, Broadbase Software, Inc. 1999 Equity Incentive Plan and Broadbase Software, Inc. 2000 Stock Incentive Plan.

	Annual Compensation			All Other	Long-Term Compensation Awards Securities Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Options (#)

Chuck Bay	2002	129,196	100,000	-	556,625
Chief Executive Officer and Director	2001	101,150	-	-	746,651	(1)

Tom Doyle	2002	153,333	100,000	-	225,000
Chief Operating Officer and President	2001	100,483	29,167	-	295,750	(1)

John Huyett (2)	2002	94,000	40,000	40,000	359,647
Chief Financial Officer

Harold (Bud) Michael (3)	2002	169,000	25,000	-	116,000
Former Executive Vice President, Products & Marketing	2001	92,783	235,557	-	250,300	(1)

Chris Maeda	2002	126,750	10,000	-	59,500
Chief Technology Officer	2001	71,363	-	-	132,153	(1)

Brett White (4)	2002	64,154	-	184,000	6,000
Former Chief Financial Officer	2001	92,673	-	-	120,250	(1)

______________

(1) Options granted in 2001 to Messr.'s Bay, Michael, Doyle, White and Maeda include options granted by Broadbase and have been assumed by us.

(2) Mr. Huyett joined KANA in June 2002, and, therefore, his 2002 annual salary represents only seven months of compensation. The amount under "Other Compensation" was a signing bonus.

(3) Mr. Michael's employment with KANA terminated in March 2003.

(4) Mr. White's employment with KANA terminated in May 2002, and, therefore, his 2002 annual salary represents only five months of compensation. Other compensation represents severance paid in connection with Mr. White's departure.

Executive Officer Stock Options

The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in 2002. We granted options to purchase up to a total of 3,563,236 shares to employees during the year and the table's percentage column shows how much of that total was granted to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during 2002.

The table includes the potential realizable value over the 10-year term of the options, based on assumed rates of stock price appreciation of 5% and 10%, compounded annually. The potential realizable value is calculated based on the closing price of the common stock on the date of grant, assuming that price appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. All options listed have a term of 10 years. The stock price appreciation rates of 5% and 10% are assumed pursuant to the rules of the Securities and Exchange Commission. We can give no assurance that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

______________

* Denotes less than one percent (1%).

(1) In connection with the termination of Mr. Michael's employment, his options stopped vesting as of March 25, 2003, and any unexercised options will be canceled as of June 25, 2003.

(2) In connection with the termination of Mr. White's employment, his options stopped vesting as of July 8, 2002, and were canceled as of October 8, 2002.

Table of Aggregated Option Exercises and Fiscal Year-End Values.    The following table sets forth the number of shares underlying exercisable and unexercisable options held by the Named Executive Officers at the end of 2002, and the value of such options. Four of the Named Executive Officers exercised options during 2002. None of the Named Executive Officers held any stock appreciation rights at the end of the year.

The value realized is based on the fair market value of our common stock on the date of exercise, minus the exercise price payable for the shares, except in the event of a same day sale transaction, in which case the actual sale price is used.

	Number of Shares Acquired on	Value	# of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)		Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Chuck Bay	-	-	283,288	1,020,041	21,779	171,417
Bud Michael...................	5,504	63,983	79,610	277,511	8,727	34,283
Tom Doyle.....................	20,000	287,552	120,458	417,865	13,246	68,567
Brett White.....................	3,000	13,650	-	-	-	-
John Huyett....................	-	-	46,731	312,916	1,558	17,142
Chris Maeda...................	8,000	70,142	57,895	133,238	5,766	17,142

Employment Arrangements, Termination or Employment Arrangements and Change in Control Arrangements

Options held by our continuing Named Executive Officers all provide for full acceleration of all unvested shares if, following a change of control in KANA, the Named Executive Officer is not offered a similar position in the combined entity to the one held prior to the change of control.

Upon Mr. White's departure effective July 2002, pursuant to a separation agreement between KANA and Mr. White, we paid severance payments totaling $184,000, and an additional 33,979 unvested shares subject to options held by Mr. White became fully vested. Mr. White did not choose to exercise his options within the time-period for exercise under his option agreements, and they were canceled in October 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to and Other Arrangements with Officers and Directors

In connection with stock option exercises, Mr. Frick, a director of KANA until December 2002, delivered a five-year full recourse promissory note in 1999 in the amount of $299,997 and bearing interest at an annual rate of 6.0%. The balance of $342,898 at December 31, 2001 was fully repaid in January 2002.

We have granted options to our executive officers and directors and we have assumed options granted by Broadbase. See "Proposal No. 1-Election of Directors-Director Compensation" and "Executive Compensation and Related Information-Executive Officer Stock Options."

We have entered into an indemnification agreement with each of our executive officers and directors containing provisions that may require us, among other things, to indemnify our executive officers and directors against liabilities that may arise by reason of their status or service as executive officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Transactions

During 2002, we provided support services to a company for which Mr. Zarrabian, one of our directors, serves as the Chief Executive Officer and President. We recognized approximately $59,400 in revenue related to our arrangement with that company in the year ended December 31, 2002.

In addition, we purchased software and support services totaling $239,100 from that company in 2002. Management believes that this contract has rates and terms that are comparable with those entered into with independent third parties.

STOCK PERFORMANCE GRAPH

The stock price performance graph below is required by the SEC and should not be deemed to be incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or filed under such acts.

The following stock performance graph compares (i) the cumulative total stockholder return on our Common Stock from our public offering in September 1999 to December 31, 2002 (measured by the difference between closing prices on each such date) with (ii) the cumulative total return of the Nasdaq Stock Market Index, the S & P Information Technology Index and the JP Morgan H&Q Internet 100 Index over the same period (except that the JP Morgan H&Q Internet 100 Index is no longer active and is not reflected in the graph for 2002), assuming an investment of $100 in our common stock and in each of the other indices on the date of the our initial public offering, and reinvestment of all dividends. As the JP Morgan H&Q Internet 100 Index, against which we historically gauged the performance of our common stock, is no longer active, we added the S&P 500 Information Technology Index. No dividends have been declared or paid on KANA common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

Comparison of Cumulative Total Returns

	September 21, 1999	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002
KANA SOFTWARE, INC.	$ 100.00	$ 1,366.67	$ 153.33	$ 25.95	$ 2.63
NASDAQ STOCK MARKET (U.S.)	100	148	89	71	49
S & P INFORMATION TECHNOLOGY	100	135	80	59	37
JP MORGAN H & Q INTERNET 100	100	214	82	53	N/A

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our 2004 annual meeting of stockholders must be received by KANA at its principal executive offices no later than December 17, 2003, in order to be included in KANA's proxy materials relating to that meeting. Stockholders wishing to bring a proposal before the 2004 annual meeting of stockholders (but not include it in KANA's proxy materials) must provide written notice of such proposal to the Secretary of KANA at the principal executive offices of KANA by January 15, 2004. For more information about the procedure for submitting proposals for consideration at a stockholder meeting, you may request a copy of our bylaws from the Corporate Secretary at the address set forth above. Our bylaws have also been filed with the SEC as an exhibit to our Annual Report on Form 10-K, and are available at the SEC's Web site at http://www.sec.gov.

Whether or not you plan to attend our annual meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at our meeting.

APPENDIX A

KANA SOFTWARE, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of KANA Software, Inc. (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

• monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, and the Company's financial and senior management;

• review and evaluate the independence and performance of the Company's independent auditors; and

• facilitate communication among the Company's independent auditors and the Company's financial and senior management.

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, shall have authority to direct and supervise an investigation into any matters within the scope of its duties, and shall have authority to retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. Meetings

The Committee shall meet at least once each quarter and more frequently as determined to be appropriate by the Committee. The Committee shall meet at least once each quarter with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, shall communicate with management and the independent auditors at least once per quarter in connection with their review of the Company's financial statements.

IV. Responsibilities and Duties

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

2. Review the Management's Discussion and Analysis section of the Company's Forms 10-Q and 10-K prior to filing with the SEC and discuss with management and the independent auditors.

3. In connection with the Committee's review of the annual financial statements:

    Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

    Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

4. Recommend to the Board whether the annual financial statements should be included in the Annual Report on Form 10-K, based on (i) the Committee's review and discussion with management of the annual financial statements, (ii) the Committee's discussion with the independent auditors of the matters required to be discussed by SAS 61, and (iii) the Committee's review and discussion with the independent auditors of the independent auditors' independence and the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1.

5. In connection with the Committee's review of the quarterly financial statements:

    Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

    Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

6. In connection with the Committee's review of the quarterly and annual financial statements, discuss with management and the independent auditors the Company's selection, application and disclosure of critical accounting policies, any significant changes in the Company's accounting policies and any proposed changes in accounting or financial reporting that may have a significant impact on the Company.

7. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

8. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Committee by each group.

9. Consult with the independent auditors at least once per quarter out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

10. Review the independence, performance, experience and qualifications of the independent auditors. Recommend to the Board the appointment or discharge of the independent auditors.

11. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

12. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on at least an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships, discussing these relationships with the independent auditors and discontinuing any relationships that the Committee believes could compromise the independence of the auditors. These processes shall also include consideration of whether fees billed for information technology services and other non-audit services are compatible with maintaining the independence of the auditors.

13. Review the independent auditors' audit plan.

14. Approve the fees and other significant compensation to be paid to the independent auditors.

15. Review on at least a quarterly basis the status of any legal matters that could have a significant impact on the Company's financial statements.

16. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

17. Maintain minutes of meetings and periodically report to the Board on significant matters related to the Committee's responsibilities.

18. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Board for review and approval and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

19. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Chuck Bay and Alicia Moore, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock, $0.001 par value, of Kana Software, Inc. ("KANA") held of record by the undersigned on March 28, 2003, at the Annual Meeting of Stockholders of KANA to be held on May 15, 2003, and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Directors nominee named below, FOR the ratification of the selection by KANA's Board of Directors of PricewaterhouseCoopers LLP as KANA's independent accountants, and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the meeting.

The Board of Directors of KANA recommends a "FOR" vote on each item.

(Continued and to be signed on reverse side.)

KANA SOFTWARE, INC.

Voting Instructions
Mark, sign and date your proxy card Detach your proxy card. Return your proxy card in the postage-paid envelope provided.

v    Please detach here    v

The Board of Directors recommends that you vote FOR the Board of Directors nominee.

1. Elect Massood Zarrabian as a Class I director of KANA, to serve until KANA's 2006 annual meeting of stockholders and his successor has been elected and qualified, or until his earlier resignation, death or removal.

☐   Vote FOR nominee ☐   Vote WITHHELD from nominee

The Board of Directors recommends that you vote FOR Proposal No. 2.

2. Ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as KANA's independent accountants for the fiscal year 2003.

Vote FOR ratification ☐ Vote AGAINST ratification ☐ ABSTAIN ☐

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

Whether or not you expect to attend the meeting please complete, date and sign this proxy card and return it prior to the meeting in the enclosed envelope.

Mark here for address change and note on address label ☐

Signature:                                                                Date:

Signature:                                                                Date:

The Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians indicate their capacities. If the signer is a corporation, please print full corporate name and indicated capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

This is your proxy. Your vote is important.

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